UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2021

KYNDRYL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40853	86-1185492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor New York, New York	10017
(Address of principal executive offices)	(Zip code)

212-896-2098

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrar is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2021, Kyndryl Holdings, Inc. (“Kyndryl”) entered into an indenture (the “Indenture”) and a first supplemental indenture (the “Supplemental Indenture”) to the Indenture with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which Kyndryl issued (i) $700,000,000 aggregate principal amount of 2.050% Senior Notes due 2026, (ii) $500,000,000 aggregate principal amount of 2.700% Senior Notes due 2028, (iii) $650,000,000 aggregate principal amount of 3.150% Senior Notes due 2031 and (iv) $550,000,000 aggregate principal amount of 4.100% Senior Notes due 2041 (collectively, the “Notes”).

The Notes are Kyndryl’s senior unsecured obligations and rank equally in right of payment with all of Kyndryl’s other senior unsecured indebtedness. The Notes are initially guaranteed on a senior unsecured basis (the “Guarantee”) by International Business Machines Corporation (“IBM”) and IBM will be automatically and unconditionally released and discharged from all obligations under the Guarantee without any action required on the part of the Trustee, or any holder of the Notes at such time as the previously announced separation of Kyndryl (the “Separation”) has been completed. The Separation is expected to occur on November 3, 2021.

The Notes are subject to customary affirmative covenants, negative covenants and events of default for financings of this type. The Notes are redeemable at the times, prices and under the circumstances described in the Indenture and the Supplemental Indenture. The holders of the Notes have the right to require Kyndryl to repurchase the Notes at their option at specified redemption prices and dates if certain change of control events and certain rating downgrade events occur.

In addition, Kyndryl entered into a registration rights agreement, dated as of October 15, 2021 (the “Registration Rights Agreement”), with the representatives of the initial purchasers of the Notes, which sets forth, among other things, Kyndryl’s obligations to register the Notes under the Securities Act of 1933, as amended (the “Securities Act”). Kyndryl is required to use commercially reasonable efforts to file and have declared effective a registration statement with respect to a registered offer to exchange each series of Notes for new notes with substantially identical terms by October 15, 2022. If the exchange offer is not completed on or before October 15, 2022 and under certain other circumstances, Kyndryl is required to use commercially reasonable efforts to file and have declared effective a shelf registration statement relating to the resale of the Notes.

This summary description of the Indenture, Supplemental Indenture and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which are filed as Exhibits 4.1, 4.2 and 4.3 to this report, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Forward-Looking Statements

Statements in this report regarding the Separation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include without limitation statements relating to the expected timing of the Separation, as well as other statements representing management’s beliefs about future events, transactions, strategies, operations and financial results. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Forward-looking statements are based on Kyndryl’s current assumptions regarding future business and financial performance. These statements, by their nature, address matters that are uncertain to different degrees. These statements involve a number of factors that could cause actual results to differ materially, including without limitation the risk that the Separation will not be completed within the anticipated time period or at all, the risk of disruption or unanticipated costs in connection with the Separation and the risk that the Separation will not achieve its intended benefits. Additional factors that may cause actual outcomes to differ from the forward-looking statements herein are contained in the “Risk Factors” section of Kyndryl’s Information Statement included as Exhibit 99.1 to Kyndryl’s Registration Statement on Form 10, filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2021, as such factors may be updated from time to time in Kyndryl’s periodic filings with the SEC. Copies of the Registration Statement and Kyndryl’s periodic filings are available from the SEC or from Kyndryl’s website. Except as required by law, Kyndryl disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 15, 2021, between Kyndryl Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of October 15, 2021, between Kyndryl Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Registration Rights Agreement, dated as of October 15, 2021, among Kyndryl Holdings, Inc. and the representatives of the initial purchasers of the notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYNDRYL HOLDINGS, INC.

Date: October 15, 2021	By:	/s/ Simon J. Beaumont
	Name:	Simon J. Beaumont
	Title:	President